Exhibit 99.1

BLUEJAY DIAGNOSTICS ANNOUNCES UP TO $23.6 MILLION PRIVATE PLACEMENT

PRICED AT-THE-MARKET UNDER NASDAQ RULES

$8.5 million upfront with up to approximately $15.1 million of potential additional gross proceeds upon the exercise in full of warrants

Net proceeds anticipated to extend cash runway into first quarter of 2027, beyond expected FDA submission; if warrants are exercised in full for cash, it is anticipated that the cash runway would extend well beyond FDA approval and first full year of commercialization

ACTON, Mass., June 2, 2026 — Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical diagnostics company focused on near-patient testing for critical care, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 3,655,917 shares of common stock (or pre-funded warrant in lieu thereof), series G warrants to purchase up to 3,655,917 shares of common stock and short-term series H warrants to purchase up to 3,655,917 shares of common stock at a purchase price of $2.325 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The series G warrants and the short-term series H warrants will have an exercise price of $2.075 per share and will be immediately exercisable upon issuance. The series G warrants will expire five years from the effective date (the “Effective Date”) of the resale registration statement registering the shares of common stock issuable upon exercise of the series G warrants, and the short-term series H warrants will expire twenty-four months from the Effective Date. The private placement is expected to close on or about June 3, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $8.5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the series G warrants and the short-term series H warrants, if fully exercised on a cash basis, will be approximately $15.1 million. No assurance can be given that any of the series warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the series warrants. The Company intends to use the net proceeds from the offering to fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-looking Statements

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, statements related to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds therefrom and the potential exercise of the series warrants prior to their expiration and potential proceeds therefrom. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under Part I, Item 1A, “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in Part II, Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as such factors may be updated from time to time in other filings with the SEC and accessible on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Investor Relations

Bluejay Diagnostics, Inc.

ir@bluejaydx.com

Website: www.bluejaydx.com